EXHIBIT 5.1

Eiseman Levine

Lehrhaupt & Kakoyiannis

A PROFESSIONAL CORPORATION

805 THIRD AVENUE

NEW YORK, NEW YORK 10022

———

TELEPHONE (212) 752-1000

FACSIMILE (212) 355-4608

January 6, 2023

Network-1 Technologies, Inc

65 Locust Avenue, Third Floor
New Canaan, Connecticut 06840

Re:    Securities Being Registered under Registration Statement on Form S-8

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 2,300,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of Network-1 Technologies, Inc., a Delaware corporation (the “Company”), that may be issued pursuant to the Company’s 2022 Stock Incentive Plan (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

In rendering this opinion, we have assumed that (i) the Shares will be issued in accordance with the terms of the Plan and (ii) at the time of issuance of any Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate the issuance of the Shares.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.